UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2023 (October 2, 2023)

Atossa Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 588-0256

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuance to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2023, Greg Weaver provided notice of his resignation as the Executive Vice President and Chief Financial Officer of Atossa Therapeutics, Inc. (the “Company”), with such resignation to be effective following a 30-day notice period. Mr. Weaver tendered his resignation to pursue other opportunities and not due to any disagreement with the Company. The Company has elected to waive the notice period, which accelerated Mr. Weaver’s resignation effective date to October 5, 2023 (the “Effective Date”). Pursuant to his employment agreement with the Company, dated as of June 1, 2023, Mr. Weaver’s termination of service as an employee served as his resignation from all other positions with the Company, including as a member of the Board of Directors. Mr. Weaver had been serving as the Company’s principal financial and accounting officer.

In connection with Mr. Weaver’s resignation, the Company has appointed Heather Rees, age 51, as the Company’s principal financial and accounting officer. Ms. Rees has served as the Company’s Vice President, Finance and Accounting since 2021. Prior to that time, Ms. Rees served as the Company’s controller since 2017. Ms. Rees previously spent ten years working as an independent financial consultant serving public and private companies including Avalara, Getty Images, Fisher Communications, and Flow International. She began her career with Deloitte & Touche and worked nine years in the audit practice. Ms. Rees earned a Bachelor of Business Administration in accounting from Gonzaga University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 6, 2023
/s/ Steven C. Quay, M.D., Ph.D.

Steven C. Quay, M.D., Ph.D. President and Chief Executive Officer